Exhibit 10.6

AMENDED AND RESTATED EBIT PROGRAM AGREEMENT

DATED [●], 2019

BETWEEN

IHEARTCOMMUNICATIONS, INC.

AND

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

AMENDED AND RESTATED EBIT PROGRAM AGREEMENT

This AMENDED AND RESTATED EBIT PROGRAM AGREEMENT, dated as of [May 1], 2019 (this “Agreement”), is made by and between iHeartCommunications, Inc. (f/k/a Clear Channel Communications, Inc.), a Texas corporation (“iHeart”), and Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“Outdoor”).

W I T N E S S E T H:

WHEREAS, iHeart and Outdoor entered into that certain EBIT Program Agreement, dated as of November 10, 2005, as amended by that certain Amendment to EBIT Program Agreement, dated as of September 18, 2012 (collectively, the “Original Agreement”), which memorialized the terms of a program the parties participated known as the “EBIT Program”;

WHEREAS, iHeart is an indirect wholly-owned subsidiary of iHeartMedia, Inc., a Delaware corporation (“IHM”);

WHEREAS, on March 27, 2019, iHeart, IHM, Outdoor and Clear Channel Holdings, Inc., a Delaware corporation (“CCH”) entered into a Settlement and Separation Agreement (the “Separation Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Separation Agreement), pursuant to which, among other things, IHM and its subsidiaries (including iHeart) will separate the iHeart Business and the Outdoor Business, and Outdoor will merge with and into CCH (such surviving corporation, “New Outdoor”) with New Outdoor existing as an independent, publicly traded company, as set forth in the Separation Agreement.

WHEREAS, concurrently with the execution of this Agreement, iHeart, IHM, iHeart Management Services, Inc., a Delaware corporation and Outdoor are entering into a Transition Services Agreement (the “TSA”), pursuant to which the iHeart Group shall provide certain administrative and support services and other assistance to the Outdoor Group in accordance with the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Separation Agreement, iHeart and Outdoor agreed to, and hereby desire to, amend and restate the Original Agreement on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

TERMS OF EBIT PROGRAM

Section 1.1    EBIT Program.

(a)    Subject to the minimum participation obligation of iHeart set forth in Section 1.1(b) and the other terms of this Agreement, during the term of this Agreement, Outdoor, on behalf of itself and the Outdoor Group, shall allow the iHeart Group to use any domestic product that the Outdoor Group and its staff believe would otherwise be unsold to promote the Radio Business but not to promote any advertisers or sponsors of the iHeart Group. Except as set forth in Section 1.2, there shall be no charge to the iHeart Group for the placement of such unsold products; provided, however, the iHeart Group’s ad copy shall be subject to Outdoor’s prior written approval (not to be unreasonably withheld, conditioned or delayed) and the iHeart Group shall purchase the vinyl and poster materials through the Outdoor Group and its approved vendors at the Outdoor Group’s negotiated cost, without any mark-up or fee by the Outdoor Group. The Outdoor Group inventory used under the EBIT Program will be subject to a one-month written contract consistent with past practice.

(b)    In order to be eligible for continued participation in the EBIT Program under this Agreement, iHeart agrees (i) to spend at least $2.0 million in cash sales on Outdoor Group inventory each calendar year following the date hereof (or a pro rata amount for any partial year) and (ii) to provide (x) 100 tickets and 10 credentials to access the VIP area as promotional consideration to Outdoor at the iHeartRadio Music Festival and (y) a number of passes consistent with past practice to the Cannes Lions International Festival of Creativity annually, including two (2) passes to the Hotel du Cap party, in each case, as applicable. Outdoor’s sole remedy for iHeart’s failure to comply with the terms of this Section 1.1(b) shall be to terminate iHeart’s participation in the EBIT Program and terminate this Agreement in accordance with Section 2.1.

Section 1.2    EBIT Expenses.

Promptly following the end of each fiscal quarter following the date hereof, Outdoor shall provide iHeart with a report setting forth the amount of reasonable and documented out-of-pocket costs for the production, installation and removal of signage advertising incurred by the Outdoor Group (the “EBIT Expenses”) for the services provided to the iHeart Group under Section 1.1(a) incurred in such quarter, together with reasonably detailed documentation sufficient to evidence the determination and calculation of such EBIT Expenses (each, an “EBIT Expense Statement”). No later than sixty (45) days after delivery of an EBIT Expense Statement, iHeart shall, or shall cause another member of the iHeart Group to, reimburse the Outdoor Group for the EBIT Expenses incurred during such quarter and that are undisputed.

ARTICLE II

TERMINATION

Section 2.1    Termination.

Unless earlier terminated as provided below, this Agreement shall, without any further action by either party hereto, terminate concurrently with the termination of the TSA; provided, however, (i) either party hereto (the “Non-Breaching Party”) may terminate this Agreement at any time upon prior written notice by the Non-Breaching Party to the other party (the “Breaching Party”) if the Breaching Party has failed to perform any of its material obligations under this Agreement, and such failure will have continued without cure for a period of sixty (60) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party and (ii) iHeart and Outdoor may mutually agree to terminate this Agreement at any time in writing signed by the parties.

ARTICLE III

GENERAL PROVISIONS

Section 3.1    Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or as a matter of public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 3.2    Entire Agreement.

Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement (including the Original Agreement). The Exhibit and Recitals to this Agreement are hereby incorporated by reference into and made part of this Agreement for all purposes.

Section 3.3    Assignment; No Third-Party Beneficiaries.

This Agreement will not be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement is for the sole benefit of the parties to this Agreement, their respective subsidiaries and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.4    Amendment.

No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement. No waiver by any party of any provision hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other subsequent breach.

Section 3.5    Rules of Construction.

(a)    Interpretation of this Agreement will be governed by the following rules of construction: (i) words in the singular will be held to include the plural and vice versa and words of one gender will be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs, and Exhibit to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import will mean “including, without limitation,” (iv) provisions will apply, when appropriate, to successive events and transactions, (v) the headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement, (vi) the recitals are and (vii) this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(b)    To the extent that any provision contained in this Agreement conflicts with, or cannot logically be read in accordance with, any provision of the Separation Agreement, the provision contained in the Separation Agreement will prevail.

(c)    Unless specifically stated in the Exhibit to this Agreement, to the extent that any provision contained in this Agreement conflicts with, or cannot logically be read in accordance with, any provision of the Exhibit to this Agreement, the provision contained in the Exhibit will prevail.

Section 3.6    Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail will be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 3.7    Applicable Law.

This Agreement (and all disputes, controversies, claims or actions under this Agreement or in connection with the transactions contemplated hereby) will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

Section 3.8    Dispute Resolution.

To the extent not resolved through discussions between iHeart and Outdoor, any dispute, controversy or claim arising out of, or relating to, this Agreement will be resolved in accordance with Article IX of the Separation Agreement, which dispute resolution provisions are hereby incorporated into, and made a part of, this Section 3.8.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amended EBIT Program Agreement to be executed and to be effective on the date first written above by their respective duly authorized officers.

IHEARTCOMMUNICATIONS, INC. (f/k/a Clear Channel Communications, inc.), a Texas corporation

Name:
Title:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC., a Delaware corporation

Name:
Title:

Signature Page to Amended EBIT Agreement